CONSENT OF EXPERT

March 12, 2018

VIA EDGAR

United States Securities and Exchange Commission

Re:	Auryn Resources Inc. (the "Company")
Registration Statement on Form F-10 dated March 12, 2018 (the
"Registration Statement")

I, Michael B. Dufresne, M.Sc., P.Geol., P.Geo., hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the "Technical Report"):

  technical report entitled “Technical Report for the Huilacollo Project, Tacna Province, Southern Peru” dated October 10, 2017 with an effective date of September 29, 2017;

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Michael B. Dufresne
Michael B. Dufresne, M.Sc., P.Geol., P.Geo.